UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2016 (July 15, 2016)
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On July 15, 2016, Celanese US Holdings LLC (“Celanese US”), Celanese Americas LLC, Celanese Europe B.V., Celanese Holdings Luxembourg S.à r.l. and Elwood C.V. (collectively, the “Borrowers”), each a wholly owned subsidiary of Celanese Corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the Borrowers, certain subsidiaries of Celanese US from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer and the other Swing Line Lenders and L/C Issuers party thereto. The Credit Agreement is guaranteed by the Company, Celanese US and certain subsidiaries of the Celanese US.

The Credit Agreement provides for an aggregate principal amount of $1,500 million in senior unsecured credit facilities (together, the “Facilities”) comprised of (i) a five-year $500 million term loan facility (the “Term Facility”) and (ii) a five-year $1 billion revolving credit facility, including a $200 million letter of credit sublimit (the “Revolving Facility”). The proceeds from the Term Facility and €367 million of borrowings under the Revolving Facility were used to repay the Company's existing senior secured credit facilities.

Amounts outstanding under the Credit Agreement accrue interest at a rate equal to either LIBOR plus a margin of 1.125% to 2.00% per annum or the base rate plus a margin of 0.125% to 1.00%, in each case, based on the Company’s senior unsecured debt rating.

The Credit Agreement contains certain covenants, which, among other things, require the maintenance of a consolidated leverage ratio, restrict certain merger transactions or the sale of all or substantially all of the assets of the Company or a significant subsidiary of the Company and limit the amount of liens and subsidiary indebtedness. Upon the occurrence of certain events of default, the Company’s obligations under the Credit Agreement may be accelerated. Such events of default include payment defaults under the Credit Agreement, covenant defaults and other customary defaults.

The financial institutions party to the Credit Agreement have performed and may continue to perform commercial banking and financial services for the Company for which they have received and will continue to receive customary fees.

The foregoing description does not constitute a complete summary of the terms of the Credit Agreement and is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit Number
Description

10.1
Credit Agreement, dated as of July 15, 2016, by and among Celanese Corporation, Celanese US Holdings LLC, Celanese Americas LLC, Celanese Europe B.V., Celanese Holdings Luxembourg S.à.r.l., Elwood C.V., certain subsidiaries of Celanese US Holdings LLC from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer and the other Swing Line Lenders and L/C Issuers party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	July 21, 2016
INDEX TO EXHIBITS

Exhibit Number
Description

10.1
Credit Agreement, dated as of July 15, 2016, by and among Celanese Corporation, Celanese US Holdings LLC, Celanese Americas LLC, Celanese Europe B.V., Celanese Holdings Luxembourg S.à.r.l., Elwood C.V., certain subsidiaries of Celanese US Holdings LLC from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer and the other Swing Line Lenders and L/C Issuers party thereto.

4